UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: Date of Earliest Event Reported:	April 19, 2002 April 17, 2002
BOISE CASCADE CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-5057 (Commission File Number)	82-0100960 (I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)	83728-0001 (Zip Code)
208/384-6161 (Registrant's telephone number, including area code)
Item 4.	Changes in Registrant's Certifying Accountant.

On April 18, 2002, the Audit Committee of Boise Cascade Corporation's ("Boise") Board of Directors engaged KPMG LLP as the company's firm of independent auditors for 2002, replacing Arthur Andersen LLP, which had served the company since 1956. The Audit Committee of the Board is responsible for the selection and replacement of the company's independent auditing firm.

On April 17, 2002, Boise announced the withdrawal of Proposal 2, Appointment of Arthur Andersen LLP as independent accountants for 2002, from the agenda of its annual meeting of shareholders. This proposal was included in the proxy materials that were filed with the Securities and Exchange Commission and mailed to shareholders on or about March 12, 2002.

Arthur Andersen's reports on Boise's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Boise's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on Boise's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Boise has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated April 19, 2002, stating its agreement with such statements.

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.
Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 19, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BOISE CASCADE CORPORATION By Karen E. Gowland
Karen E. Gowland Vice President and Corporate Secretary

Date: April 19, 2002

EXHIBIT INDEX

Number 16	Description Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 19, 2002	Page Number